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                                  Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statements of The Rouse Company on Form S-3 (File Nos. 33-57347, 333-20781 and 333-51555) of our report dated September 15, 1998, on our audit of the statement of revenues and certain expenses of The Fashion Show for the year ended December 31, 1997, and our reports dated June 8, 1998, on our audits of the statement of revenues and certain expenses of Towson Town Center and Westdale Mall for the year ended December 31, 1997, which reports are included in the Form 8-K/A of The Rouse Company dated February 16, 1999. Our reports include a paragraph that states that the statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in the applicable notes and are not intended to be a complete presentation of revenues and expenses.



                                          KPMG LLP

Baltimore Maryland
April 20, 1999